                        SUBORDINATED SECURITY AGREEMENT

         THIS SUBORDINATED SECURITY AGREEMENT dated as of May 3, 1995, is made by BIOSTAR, INC., a Delaware corporation, with its principal place of business located at 6655 Lookout Road, Boulder, Colorado 80301 (the "Grantor"), in favor of COMDISCO, INC., a Delaware corporation, with its principal place of business located at 6111 North River Road, Rosemont, Illinois 60018 (the "Secured Party").

                                    RECITALS

      A. Concurrently herewith, Grantor is issuing to Secured Party that certain Subordinated Promissory Note in the principal amount of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00) (the "Note") substantially in the form of Exhibit A hereto, pursuant to which Secured Party will make available to Grantor certain sums of money (the "Loan") upon satisfaction or waiver of all of the conditions specified in Section 3 hereof and upon the terms and subject to the conditions set forth herein and in the Note on the Closing Date (as hereinafter defined).

      B. Secured Party is willing to enter into the Note with Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to Secured Party this Security Agreement.

                                   AGREEMENT

      NOW, THEREFORE, in order to induce Secured Party to make the Loan, and for other good and valuable consideration, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

SECTION 1. DEFINED TERMS. Unless otherwise defined herein, (a) the capitalized terms defined in the Subordinated Note are used herein as therein defined and
(b) the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

      "Account Debtor" means any "account debtor,"  as such term is defined in
Section 9105(1)(a) of the UCC.

      "Account" means any "account," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Grantor or from any other transaction, whether or not the same involves the sale of goods or services by Grantor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by Grantor (whether or not yet earned by performance on the part of Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

      "Chattel Paper" means any "chattel paper," as such term is defined in
Section 9105(1)(b) of the UCC, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest.

      "Closing Date" means the date of funding of the Loan.

      "Collateral" shall have the meaning assigned to such term in Section 3 of this Security Agreement.

      "Contracts" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

      "Copyrights" means all of the following now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest:
(i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.

      "Copyright License" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest.

      "Documents" means any "documents," as such term is defined in Section 9105(1)(f) of the UCC, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest.

      "Equipment" means any "equipment," as such term is defined in Section 9109(2) of the UCC, now or hereafter owned or acquired by Grantor or in which Grantor now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the


                                     2.

foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

      "Event of Default" shall mean:

      (i) a failure of Grantor to promptly pay any of the Secured Obligations when due and such failure shall continue for a period of five (5) calendar days; or

      (ii) Grantor's failure to comply with the covenants in this Security Agreement, or any other written agreement between Grantor and Secured Party, and such failure shall continue for a period of ten
             (10) calendar days after receipt of notice thereof from Secured Party; or

      (iii) any representation made by Grantor in writing herein or in connection herewith shall be untrue and shall remain so for ten
             (10) calendar days after written notice thereof to the Grantor; or

      (iv) the Grantor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall file any answer admitting or not contesting the material allegations of a petition filed against any answer admitting or not contesting the material allegations of a petition filed against the Grantor in any such proceedings, provided such proceedings are not dismissed within ninety (90) days of their institution, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of the Grantor or of all or any substantial part (20 % or more) of the properties of the Grantor; or the Grantor or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of the Grantor; or

      (v) sixty (60) days shall have expired after the commencement of an action against the Grantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of the Grantor being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or

      (vi) sixty (60) days shall have expired after the appointment, without the consent of acquiescence of the Grantor, of any Trustee, receiver or liquidator of the Grantor or of all or any substantial part of the properties of the Grantor without such appointment being vacated; or


                                       3.

      (vii) declaration of any default (after expiration of any applicable notice and/or grace periods) under any Senior Debt Agreement or under any material lease or other material agreement or obligation of the Grantor or the entry of any final material judgment against the Grantor; provided, however for the purposes of this Security Agreement, a default shall have occurred under the Senior Debt Agreement only in the event that (a) there exists a payment default on the Senior Debt, (b) there exists a breach of one or more of the financial covenants set forth in the Senior Debt Agreement, or (c) there has been a default under the Senior Debt Agreement, the result of which has been an acceleration of the Senior Debt by the Senior Creditor.

      "Fixtures" means "fixtures," as such term is defined in Section 9313(1)(a) of the UCC, now or hereafter owned or acquired by Grantor or in which Grantor now holds or hereafter acquires any interest and, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, together with all right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

      "General Intangibles" means any "general intangibles," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest which Grantor may now or hereafter have in or under any Contract, all customer lists, Copyrights, Trademarks, Patents, rights to intellectual property, interests in partnerships, joint ventures and other business associations, Licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash and other forms of money or currency, deposit accounts (including as defined in Section 9105(e) of the UCC), rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

      "Instruments" means any "instrument," as such term is defined in Section 9105(1)(i) of the UCC now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest.

      "Intellectual Property" means all Copyrights, Trademarks, Patents, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials and records.



                                       4.

      "Inventory" means any "inventory," as such term is defined in Section 9109(4) of the UCC, wherever located, now or hereafter owned or acquired by Grantor or in which Grantor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Grantor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Secured Party from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Grantor or is held by Grantor or by others for Grantor's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

      "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest and any renewals or extensions thereof.

      "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

      "Loan Documents" means this Security Agreement and the Note executed as of the date hereof in connection with the transactions completed hereby.

      "Material Adverse Effect" means a material adverse effect upon: (i) the business, operations, properties, assets or conditions (financial or otherwise) of Grantor; or (ii) the ability of Grantor to perform, or of Secured Party to enforce the Secured Obligations.

      "Patent License" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest.

      "Patents" means all of the following now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest: (a) letters patent of, or rights corresponding thereto in, the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country;
(b) all reissues, continuations, continuations-in-part or extensions thereof;
(c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.


                                       5.

      "Permitted Liens" means any and all of the following: (a) Liens in favor of Secured Party, (b) Liens existing as of the date hereof (as set forth on Exhibit B), or (c) Liens related to, or arising in connection with, Senior Debt.

      "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental authority.

      "Proceeds" means "proceeds," as such term is defined in Section 9306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Grantor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Grantor against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "Secured Obligations" means all liabilities and other obligations for monetary amounts owed by Grantor to Secured Party, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under the Security Agreement, whether or not evidenced by any note, agreement or other instrument.

      "Security Agreement" means this Security Agreement as the same may from time to time be amended, modified, supplemented or restated.

      "Senior Debt" means (i) all indebtedness and other obligations of Grantor now existing or hereafter arising in favor of any bank, financial institution or other Person engaged in the business of lending money (each, a "Senior Creditor"); (ii) all amounts due or to become due relating to any of the foregoing, including, without limitation, all interest, all loan and other fees, expenses and costs (including attorneys' fees), including costs of enforcement, amounts reimbursable and other liabilities (including interest, fees, professional fees and costs which would become due but for the operation of Title 11 of the United States Code, the Bankruptcy Rules promulgated pursuant thereto, or any subsequent bankruptcy law of the United States (the "Bankruptcy Code"); and (iii) any and all obligations pursuant to any amendment of any of the foregoing in favor of the Senior Creditor.

      "Senior Debt Agreement" means the agreement that evidences the Senior Debt as defined herein.


                                       6.

      "Trademark License" means any written agreement granting any right to use any Trademark registration now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest.

      "Trademarks" means any of the following now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest:
(a) any and all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

      "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois.

      "Warrant Agreement" means the agreement dated of even date herewith pursuant to which Grantor granted Secured Party the right to purchase 214,285 shares of Series E Preferred Stock of Grantor as more particularly set forth therein.

      "Warrants" shall have the meaning set forth in the Warrant Agreement.

SECTION 2. CONDITIONS TO CLOSING. The obligation of Secured Party to fund the Loan shall be subject to satisfaction by Grantor or waiver by Secured Party, in Secured Party's sole discretion, of the following conditions:

      (a) DOCUMENT DELIVERY. Grantor, on or prior to the Closing Date shall have delivered the following:

                 (1) certified copy of resolutions of Grantor's board of directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents and the Warrant Agreement;

                 (2)   certified copies of the Charter and Bylaws of Grantor;

                 (3) certificate of good standing for Grantor from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

                 (4) an opinion of counsel in the form attached as Exhibit B hereto;

                 (5)   incumbency certificate regarding Grantor's officers;

                 (6)   executed originals of all Loan Documents;


                                       7.

                 (7) a facility fee in an amount equal to Fifty Thousand Dollars ($50,000) (the "Facility Fee"). Secured Party acknowledges that prior to the date hereof Grantor has paid a commitment fee in the amount of Ten Thousand Dollars ($10,000), which amount shall be applied on the Closing Date towards payment of the Facility Fee; and

                 (8)   such other documents as Lender may reasonably request.

      (b) PERFECTION OF SECURITY INTERESTS. Grantor shall have taken or caused to be taken such actions in such a manner so that Secured Party has a valid and perfected security interest in all of the Collateral, subject only to Permitted Liens. Such actions shall include, without limitation the delivery to Secured Party of all appropriate financing statements, executed by Grantor, as to the Collateral granted by Grantor for all jurisdictions as may be necessary or desirable to perfect security interest of Secured Party in such Collateral

SECTION 3. GRANT OF SECURITY INTEREST. As security for the prompt, complete and indefeasible payment when due (whether at stated payment dates or otherwise) of all the Secured Obligations and in order to induce Secured Party to make the Loan upon the terms and subject to the conditions of the Note, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party for security purposes only, and hereby grants to Secured Party, a security interest in and to all of Grantor's right, title and interest in, to and under each of the following (all of which being hereinafter collectively called the "Collateral"):

     (a)     All Accounts;

     (b)     All Chattel Paper;

     (c)     All Contracts;

     (d)     All Documents;

     (e)     All Equipment;

     (f)     All Fixtures;

     (g)     All General Intangibles;

     (h)     All Instruments;

     (i)     All Inventory;

     (j) All other goods and personal property of Grantor whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Grantor and wherever located; and


                                       8.

           (k) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

SECTION 4.   RIGHTS OF SECURED PARTY; COLLECTION OF ACCOUNTS.

          (a) Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License, unless contested in good faith. Secured Party shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to Secured Party of a security interest therein or the receipt by Secured Party of any payment relating to any Contract or License pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Secured Party authorizes Grantor to collect its Accounts, provided that Secured Party may, upon the occurrence and during the continuation of any Event of Default, limit or terminate said authority at any time. If required by Secured Party at any time during the continuation of any Event of Default, any Proceeds, when first collected by Grantor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contracts or Licenses shall be promptly deposited by Grantor in precisely the form received (with all necessary endorsements) in an account designated by Secured Party, subject to withdrawal by Secured Party only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by Grantor for and as Secured Party's property, on behalf and for the benefit of Secured Party, and shall not be commingled with Grantor's other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuation of any Event of Default, Secured Party may, in its sole discretion, apply all or a part of the funds on deposit in said special account to the payment of any of the Secured Obligations in accordance with the provisions of Subsection 7(d), below, and any part of such funds which Secured Party elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over by Secured Party to Grantor.

          (C) Secured Party may at any time, upon the occurrence and during the continuation of any Event of Default, after first notifying Grantor of its intention to do so, notify Account Debtors of Grantor that the Accounts have been assigned to Secured Party, and that payments shall be made directly to Secured Party. Upon the request of Secured Party, Grantor shall so notify such Account Debtors. Upon the occurrence and during the continuation of an



                                       9.

Event of Default, Secured Party may, in its name, or in the name of others communicate with such Account Debtors to verify with such parties, to Secured Party's satisfaction, the existence, amount and terms of any such Accounts.

SECTION 5. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Secured Party that:

          (a) Grantor is the sole legal and equitable owner or, as to Intellectual Property licensed from other Persons, licensee, of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title or rights thereto free and clear of any and all Liens, except for the Permitted Liens.

          (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Secured Party pursuant to this Security Agreement or such as relate to other Permitted Liens.

          (c) Grantor is duly incorporated, validly existing and in good standing under the laws of the state of Delaware having a Certificate of Incorporation, as amended, and Bylaws (all terms of which are in full force and effect), copies of which have been delivered to Secured Party pursuant to
Section 2(a) and Grantor is duly qualified to conduct business its business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would have a Material Adverse Effect.

          (d) Grantor has full power and authority to enter into this Security Agreement, to borrow money as contemplated hereby and to carry out the provisions hereof, to enter into the other Loan Documents, to issue the Warrant Agreement, upon exercise thereof to issue the Series E Preferred Stock pursuant thereto, otherwise comply with the provisions of the Warrant Agreement, and it has taken all corporate action necessary for the execution and performance of each of the foregoing (including the issuance and sale of the Warrants, the reservation of shares of stock and the issuance thereof upon the exercise of the Warrants), as evidenced by the resolution of other authentication delivered to Secured Party, pursuant to Section 2(a); and each document above-named will constitute a valid and binding obligation of the Grantor enforceable in accordance with its respective terms when executed and delivered.

          (e) As of the Closing Date, there shall not be pending or, to the knowledge of Grantor, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Grantor or any property of Grantor that has not been disclosed by Grantor on Exhibit 5(e) hereto, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, would reasonably be expected to have a Material Adverse Effect; and no injunction or other retraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any



                                       10.

damages or obtain relief as a result of the transactions contemplated by this Security Agreement or the making of the Loan hereunder.

          (f) Grantor has filed all tax returns, federal, state and local, which it is required to file and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns or pursuant to any assessment received by Grantor for the three (3) years preceding the Closing Date, if any.

          (g) The audited financial statements for Grantor for the year ended December 31, 1994, were audited by Ernst and Young, whose opinion states they were prepared in accordance with generally accepted accounting principals consistently applied, are true and correct in all material respects, and fairly present the operating income and financial condition of Grantor, at such date and for the period then ended; none of the financial statements understates the true costs and expenses of conducting the business, fails to disclose all material contingent liabilities, or inflates the revenue of Grantor because of the provision of services of the bearing of costs or expenses or the payment of fees or for any other reasons.

          (h) As of the date hereof, and giving effect to the transactions contemplated by this Security Agreement, the present fair market value of Grantor's assets (including the business) is greater than the amount required to pay Grantor's total indebtedness, and is greater than the amount that will be required to pay such indebtedness as it matures and as it becomes absolute and matured; the transactions contemplated hereby were effectuated without actual intent to hinder, delay or defraud present or future creditors of Grantor; it is Grantor's intention that it will maintain such solvent financial condition, giving effect to the debt incurred hereunder, as long as the Note remains outstanding; the Grantor has sufficient capital to carry on its business and transactions as now conducted and as planned to be conducted in the future.

          (i) The execution, delivery and performance by Grantor of the Warrant Agreement, and the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated hereby and thereby, do not and will not require any registration with, consent of approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for any of the foregoing which will be made or obtained by Grantor on or before the Closing Date.

          (j) Exhibit 5(j), hereto sets forth a complete and accurate list of all policies of insurance in effect as of the Closing Date for Grantor. No notice of cancellation had been received with respect to such policies, Grantor is in compliance with all conditions contained in such policies and Grantor has sufficient insurance as dictated by sound business practices for similar businesses with similar assets, activities and liabilities.

          (k) To Borrower's knowledge there have been no reportable events as set forth in Section 4043(b) of the Employee Retirement Income Security Act of 1974 ("ERISA") in respect of any plan, as described in 4021(a), and no termination of any such plan since the effective date of ERISA, which could result in any tax, penalty or liability being imposed upon Grantor; neither Grantor nor any of its predecessors in interest has participated in, and the



                                       11.

issuance of the Note and the Warrants by Grantor will not involve any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended) that could subject Grantor or Lender to any tax or penalty imposed by said Section 4975; since the effective date of ERISA, neither Grantor nor any of its predecessors in interest has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, to which Grantor could be subject or for which it might be liable; Grantor is not, and immediately after the Closing Date will not be, a party to, and none of the operations of Grantor is or after Closing Date will be covered by, a multi-employer plan, as defined in Section 3(37) of ERISA.

          (l) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights. This Security Agreement will create a legal and valid security interest in the Collateral in which Grantor later acquires rights, when Grantor acquires those rights, subject only to the Permitted Liens.

          (m) Grantor's chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at 6655 Lookout Road, Boulder, Colorado 80301. Grantor shall not change such chief executive office or principal place of business without prior written notice to Secured Party.

SECTION 6. COVENANTS. Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been paid and performed in full:

     6.1 FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the UCC with respect to the security interests granted hereby, and transferring Collateral to Secured Party's possession (if a security interest in such Collateral must be perfected by possession). Grantor also hereby authorizes Secured Party to file any such financing or continuation statement without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Secured Party and delivered to Secured Party promptly upon Grantor's receipt thereof, if so requested by Secured Party.

     6.2 MAINTENANCE OF RECORDS. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.

     6.3 LIMITATION ON LIENS ON COLLATERAL. Grantor shall further defend the right, title and interest of Secured Party in and to any of Grantor's rights under the Chattel Paper, Contracts,


                                       12.

Documents, General Intangibles and Instruments and to the Equipment, Fixtures and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

     6.4 LIMITATIONS ON MODIFICATIONS OF ACCOUNTS. Upon the occurrence and during the continuation of any Event of Default, Grantor shall not, without Secured Party's prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Grantor.

     6.5 MAINTENANCE OF INSURANCE. Grantor shall maintain, with financially sound and reputable companies, the insurance policies with limits and coverage provisions as reasonably requested by Secured Party.

     6.6 TAXES, ASSESSMENTS, ETC. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, Fixtures or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

     6.7 NOTICES. Grantor shall advise Secured Party promptly, in reasonable detail, of (a) any material Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral, and (b) the occurrence of any other event which is reasonably likely to have or result in a material adverse change with respect to the Collateral or the security interest created hereunder.

     6.8 MAINTENANCE OF FACILITIES. Grantor shall maintain and protect its properties, assets and facilities, including without limitation, its Equipment and Fixtures in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all needful and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

     6.9 CONTINUOUS PERFECTION. Grantor shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9402(7) of the UCC (or any other then applicable provision of the UCC) unless Grantor shall have given Secured Party at least the (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Secured Party to amend such financing statement or continuation statement so that it is not seriously misleading.

     6.10 ANNUAL AUDIT. Grantor shall forward, or cause to be forwarded, to Secured Party the Grantor's audited year-end consolidated financial statements (including a year-end balance sheet, profit and loss statement and cash flow statements), without qualification thereof, as soon as practicable (and in any event within one hundred twenty (120) days) after the end of such


                                       13.

year, which shall be prepared at the Grantor's expense by an independent outside accounting firm according to generally accepted accounting principles consistently applied.

     6.11 NOTICE OF LITIGATION. Grantor shall notify Secured Party of any material litigation to which the Grantor is a party by mailing to Secured Party, by registered mail, within thirty (30) days of receipt thereof, a copy of the Complaint, Motion for Judgment or other such pleadings served on or by the Company; and any litigation to which the Grantor is not a party but which is reasonably likely to have a Material Adverse Effect on the Grantor's business or the Collateral pledged under this Security Agreement, including collateral securing any guarantees, by mailing to Secured Party by registered mail, a copy of all pleadings obtained by the Grantor in regard to such litigation, or if no pleadings are obtained, a letter setting out the facts known about the litigation within thirty (30) days of receipt thereof, provided that the Grantor shall not be obliged by this paragraph to give notice of (i) any litigation that does not entail damages or other monetary relief totaling less than One Hundred Thousand Dollars ($100,000), or (ii) injunctive relief, the granting or denial of which would not reasonably be expected to have a Material Adverse Effect on the Grantor or its business.

     6.12 NOTICE OF DEFAULTS OR JUDGMENTS. Grantor shall give Secured Party notice of material default declared in regard to any loan or lease of the Grantor or any material judgment entered against the Grantor by mailing a copy to Secured Party within ten (10) days of receipt thereof.

     6.13 BOARD OF DIRECTORS/INTERIM FINANCIALS. Upon acceptance by the directors of the minutes of the Board of Directors, Grantor shall provide to Secured Party the executive summary and minutes of the Board of Directors meetings, including all attachments so distributed. In addition, the following statements will be provided to Secured Party on a monthly basis: Profit and Loss Statement, Balance Sheet, Cash Flow Statement and Pro Forma Operating Plan (as developed).

     6.14 ACCESS TO RECORDS. Grantor shall permit any authorized representative of Secured Party and their attorneys and accountants on five (5) business days written notice to inspect, examine and make copies and abstracts of the books of account and records of the Grantor at reasonable times during normal business hours. In addition, such representative of Secured Party and their attorneys and accountants shall have the right to meet with management and officers of the Company to discuss such books of account and records.

     6.15 PROTECTION OF COLLATERAL. Grantor shall take all necessary steps to administer, supervise, preserve and protect the Collateral herein and to perfect and maintain the Secured Party's security interest in the Collateral; regardless of any action taken by Secured Party there shall be no duty upon Secured Party in this respect.

     6.16 DIVIDENDS; DISTRIBUTION OF ASSETS. Grantor shall not, without the prior written consent of the Secured Party, such consent not to be unreasonably withheld, declare or pay any cash, stock or other dividend or make a distribution on any class of stock, other than pursuant to employee repurchase plans, or transfer, sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any of the assets of the Grantor (except inventory sold in


                                       14.

the normal course of business); provided that if no default exists hereunder or under the Note, the Grantor may make sales of equipment in the ordinary course of business which do not exceed Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year if the proceeds of such sales (i) are used to replace such equipment; or (ii) are paid to the Senior Creditor and applied to the Senior Debt.

     6.17 JUDGMENTS. Grantor shall not permit any material judgment obtained against the Grantor to remain unpaid for over thirty (30) days without obtaining a stay of execution or bond.

SECTION 7.   SECURED PARTY'S APPOINTMENT AS ATTORNEY-IN-FACT.

          (a) Subject to Section 7(b) below, Grantor hereby irrevocably constitutes and appoints Secured Party, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of Grantor, without notice to or assent by Grantor to do the following:

                 (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Grantor, in its own name or otherwise, to take possession of, endorse and collect any checks, drafts, note, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured party for the purpose of collecting any and all such monies due under any Collateral whenever payable;

                 (ii) to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Secured Party and not Grantor; and

                 (iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Secured Party or as Secured Party shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading,



                                       15.

                            storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Secured Party may deem appropriate, (7) license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non- exclusive basis, any Patent or Trademark throughout the world for such term or terms, on such conditions and in such manner as Secured Party shall in its discretion determine and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time, or from time to time, all acts and things which Secured Party may reasonably deem necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

          (b) Secured Party agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to Secured Party pursuant to this Section 7. The power of attorney granted pursuant to this Section 7 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.

          (c) The powers conferred on Secured Party hereunder are solely to protect Secured Party's interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

          (d) If Grantor fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorney fees and costs, of Secured Party incurred in connection with such performance or compliance, together with interest thereon at the maximum rate of interest


                                       16.

permissible by law, shall be payable by Grantor to Secured Party within (3) three business days of demand and shall constitute Secured Obligations secured hereby.

SECTION 8.   RIGHTS AND REMEDIES UPON DEFAULT.

          (a) If any Event of Default shall occur and be continuing, Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Agreement and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Secured Party's offices or elsewhere at such prices as it, in its reasonable discretion, may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Grantor further agrees, at Secured Party's request, to assemble the Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Grantor's premises or elsewhere. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Subsection 8(d), below, Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, including Section 9504(1)(c) of the UCC, need Secured Party account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Secured Party. Grantor agrees that Secured Party need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Party is entitled, Grantor also being liable for the fees and expenses of any attorneys employed by Secured Party to collect such deficiency.

          (b) Grantor also agrees to pay all fees, costs and expenses of Secured Party, including, without limitation, fees and expenses of attorneys, incurred in connection with the enforcement of any of its rights and remedies hereunder.


                                       17.

          (c) Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

          (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

                       FIRST, to Secured Party in an amount sufficient to pay
                 in full the reasonable costs of Secured Party in connection with such sale, custody, preservation, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, attorney fees;

                       SECOND, to Secured Party in an amount equal to the then
                 unpaid amount of the Secured Obligations; and

                       FINALLY, upon payment in full of all of the Secured
                 Obligations, to Grantor or its representatives or as a court of competent jurisdiction may direct.

SECTION 9. LIMITATION ON SECURED PARTY'S DUTY IN RESPECT OF COLLATERAL. Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9207 of the UCC.

SECTION 10. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 11.  MISCELLANEOUS.

     11.1 NOTICES. Any notice or other communication hereunder to any party shall be in writing and mailed, faxed or delivered to the address or facsimile number specified on the signature pages hereto; or to such other address as shall be designated by such party in a written notice to the other party. Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier


                                       18.

of: (a) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (b) the third calendar day after deposit in the United States mails, with proper first class postage prepaid.

     11.2 SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.3 HEADINGS. The various headings in this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this agreement or any provisions hereof.

     11.4    NO WAIVER; CUMULATIVE REMEDIES.

             (a) Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

             (b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

             (c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

     11.5 TIME IS OF THE ESSENCE. Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.

     11.6 TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 9, above, this Security Agreement shall terminate upon and the complete and indefeasible payment and performance in full of the Secured Obligations.

     11.7 SUCCESSOR AND ASSIGNS. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party and its successors and assigns.

     11.8 FURTHER INDEMNIFICATION. Grantor agrees to pay, and to save Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.



                                       19.

     11.9 GOVERNING LAW. THIS SECURITY AGREEMENT HAS BEEN DELIVERED TO AND ACCEPTED BY SECURED PARTY IN THE STATE OF ILLINOIS. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLE OR RULE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     11.10 ALL JUDICIAL PROCEEDINGS ARISING IN OR UNDER OR RELATED TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN COOK COUNTY OF ILLINOIS. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO GENERALLY AND UNCONDITIONALLY (A) CONSENTS TO PERSONAL JURISDICTION IN COOK COUNTY, ILLINOIS; (B) WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE IN THE COUNTY OF ILLINOIS; (C) AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE IN THE AFORESAID COURTS, AND (D) IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREMENT. SERVICE OF PROCESS ON ANY PARTY HERETO IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF GIVEN IN ACCORDANCE WITH THE REQUIREMENTS FOR NOTICE SET FORTH IN SUBSECTION 11.1 HEREOF AND SHALL BE DEEMED EFFECTIVE AND RECEIVED AS SET FORTH IN SUBSECTION 11.1. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF HOLDER TO BRING PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION.

     11.11 COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto.

     11.12 ENTIRE AGREEMENT. This Security Agreement, the Warrant Agreement, the Warrants, the Note, the Exhibits hereto and the related agreements contemplated hereby set forth the entire agreements and understandings of the parties hereto in respect of this transaction. Any prior agreements are hereby terminated. The terms herein may not be changed verbally but only by an instrument in writing signed by the party against which enforcement of the change is sought.


                                       20.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

GRANTOR                                 BIOSTAR, INC.

                                        By:  /s/ Teresa W. Ayers
                                             ----------------------------------

                                        Printed Name:  Teresa W. Ayers
                                                       ------------------------

                                        Title:  Vice President Finance
                                                -------------------------------

                                        Address for notices:

                                        BioStar, Inc.
                                        6655 Lookout Road
                                        Boulder, CO  80301-3371
                                        Attn:  Vice President Finance
                                        Fax:  (303) 530-6601

Accepted and acknowledged by:

COMDISCO, INC., as Secured Party

By:  /s/  James P. Labe
     ----------------------------------------------
Printed Name:  James P. Labe
              -------------------------------------
Title:  President/Comdisco Venture Lease Division
       --------------------------------------------

Address for notices:

Comdisco, Inc.
6111 North River Road
Rosemont, IL  60018

Attn:  General Counsel
Fax:  (708) 518-5088





                                     21.

                                   EXHIBIT A

                          SUBORDINATED PROMISSORY NOTE

$2,500,000.00                                                        May 3, 1995
                                                               Chicago, Illinois

      FOR VALUE RECEIVED, BIOSTAR, INC., a Delaware corporation, with its principal place obligate financial statement located at 6655 Lookout Road, Boulder, Colorado 80301 ("Borrower"), hereby promises to pay to the order of COMDISCO, INC., a Delaware corporation, with its principal place of business at 6111 North River Road, Rosemont, Illinois 60018 ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "Loan") together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

      This Subordinated Promissory Note is the Note referred to in and is executed and delivered in connection with that certain Security Agreement dated as of even date herewith, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Security Agreement"). All terms defined in the Security Agreement shall have the same definitions when used herein, unless otherwise defined herein.

      1. LOAN REPAYMENT. The outstanding principal amount of the Loan, together with interest thereon, shall be due and payable in thirty-six (36) equal monthly installments of $85,450.00, payable in advance on the first day of each month, commencing June 1, 1995, and on the first day of each successive month thereafter, to and including May 1, 1998 (each, a "Payment Date"). If any payment under this Note shall be payable on a day other than a business day, then such payment shall be due and payable on the next succeeding business day.

      2. INTEREST RATE. Interest on the outstanding principal amount hereof from the date hereof until maturity, whether by acceleration or otherwise, or a default (as hereinafter defined), shall be payable at the rate of fourteen percent (14.00%) per annum or the maximum rate permissible by law (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less (the "Applicable Rate"). In the event that the amount of interest contracted for, charged or received from Borrower or otherwise in connection with the Loan evidenced hereby exceeds the Applicable Rate, then at Lender's option, such amount shall either be applied as a credit against any then unpaid amounts hereof or refunded to Borrower and the effective rate of interest will be automatically reduced to the Applicable Rate. Upon the occurrence of an event of default, this Note shall thereafter bear interest at the rate of nineteen percent (19%) per annum or the maximum rate permissible by law (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. IN ANY EVENT, INTEREST PAYABLE HEREUNDER SHALL BE COMPUTED ON THE BASIS OF A 360-DAY YEAR AND TWELVE 30-DAY MONTHS.


                                       1.

      3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, P.O. Box 91744, Chicago, IL 60693, unless another place of payment shall be specified in writing by Lender.

      4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to costs of Lender incurred in collection of this Note, if any, then to pay accrued interest, and thereafter to the outstanding principal balance hereof.

      5. PREPAYMENT. Borrower may prepay the entire balance of principal owed under this Note in whole or in part without paying any prepayment penalty and without paying a premium or interest charge on the amount of prepaid principal.

      6. SECURED NOTE. This Note is secured by the Collateral identified and described as security therefor in the Security Agreement executed by and delivered by Borrower. Borrower shall not, directly or indirectly, suffer or permit to be created or to remain, and shall promptly discharge, any lien on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement. In addition, Borrower shall not suffer any other matter whereby an interest of Lender under the Security Agreement in the Collateral or in any lien pursuant to the Security Agreement or any part of the foregoing might be impaired, except as permitted pursuant to such Security Agreement.

      7. SUBORDINATED NOTE. THIS NOTE IS EXPRESSLY SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT BY AND BETWEEN LENDER AND BORROWER DATED AS OF EVEN DATE HEREWITH. IN THE EVENT OF ANY CONTRADICTION OR INCONSISTENCY BETWEEN THIS NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

      8. DEFAULT. Any of the following events shall constitute a default under this Note: (a) Borrower's failure to pay timely any of the principal amount due under this Note or any accrued interest or other amounts due under this Note on the date the same becomes due and payable, by maturity, acceleration or otherwise, or within five (5) calendar days thereafter, or (b) the occurrence of an Event of Default under the Security Agreement or the Master Lease Agreement or any other written agreement between Lender and Borrower. Upon the occurrence of a default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be immediately collectible by Lender pursuant to applicable law.

      9. WAIVER. Borrower waives, to the extent permitted by law, (a) presentment and demand for payment, notice of dishonor, protest and notice of protest any other notice as permitted under the UCC or any applicable law; (b) the right, if any, to the benefit of, or to direct application of, any of the Collateral until all indebtedness of the Borrower to Lender, however arising, has been paid; (c) all defenses and rights to discharge under the UCC and all other suretyship defenses or rights to discharge; (d) Borrower shall pay to Lender, when incurred, all costs of collection and enforcement or protection of Lender's security interest in the Collateral including, without limitation, reasonable attorneys' fees, costs and other expenses.

      The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted b law; and
(e) such other waivers as are set forth in the Security Agreement.


                                       2.

      10. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

      11. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on Borrower and any of its permitted assigns, and shall extend to any holder hereof. Lender may assign its rights hereunder without prior notice to Borrower.

      12. AMENDMENT. The terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an authorized agent of Lender which writing expressly states that the writing constitutes an amendment, waiver or modification of this Note.

      13. WAIVER OF JURY TRIAL. BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.
EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OF ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE.

BORROWER                      BIOSTAR, INC.


                               By
                                 -----------------------------------
                               Printed Name
                                           -------------------------
                               Title
                                    --------------------------------


                                       3.

                        [COOLEY GODWARD LLP LETTERHEAD]


                                   EXHIBIT B


May 3, 1995

Comdisco, Inc.
6111 N. River Road
Rosemont, IL  60018

RE:   BIOSTAR, INC.

Ladies and Gentlemen:

We have acted as counsel to BioStar, Inc., a Delaware corporation (the "Company"), in connection with (i) that certain Master Lease Agreement (the "Lease") and (ii) that certain Subordinated Promissory Note in the original principal amount of $2,500,000 (the "Note"), each dated as of May 3, 1995 by and between the Company and you. This opinion is rendered to you in compliance with Section 14.14 of the Lease. Capitalized terms used herein without definition have the same meanings as in the Lease.

As used herein, the term "Credit Documents" shall mean the Lease, the Note and each of the following agreements, each executed by Company and you and dated as of May 3, 1995, unless otherwise specified:

      1.     Equipment Schedule No. VL-1;

      2.     Warrant Agreement issued in connection with Equipment Schedule VL-
             1;

      3. Warrant Agreement issued in connection with the Note (Items 2 and 3 being collectively referred to as the "Warrants");

      4.     Subordinated Security Agreement (the "Security Agreement"); and

      5.     Subordination Agreement.

[COOLEY GODWARD LLP LOGO]

Comdisco, Inc.
May 3, 1995
Page 2


With your consent, in connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Credit Documents by the parties thereto and upon originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (a) an inquiry of attorneys within this firm who perform legal services for the Company, (b) receipt of a certificate executed by an officer of the Company covering such matters, and (c) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents (other than the signatures of the Company on the Credit Documents); the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Credit Documents) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that all individuals executing and delivering documents in their individual capacity had the legal capacity to so execute and deliver; that the Credit Documents are obligations binding upon you; that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Credit Documents that would modify or interpret the terms of the Credit Documents or the respective rights or obligations of the parties thereunder.

We have assumed that on the date hereof, you will disburse to the Company the amount of the Note.

We have assumed that the descriptions of the personal property in the Security Agreement are accurate and sufficient to enable a subsequent purchaser or mortgagee to identify them. We have assumed the due filing, at the time the
Note is issued, of a financing statement in the appropriate form in the appropriate jurisdiction as required by law for perfection of the personal property security interest contemplated in the Security Agreement. We have assumed (but do not express any opinion with respect thereto) that the Lease is a true lease and that the Equipment constitutes personal property and has not and will not become affixed to the real property on which it is located in any manner (whether as a trade fixture or otherwise). We have further assumed that

[COOLEY GODWARD LLP LOGO]

Comdisco, Inc.
May 3, 1995
Page 3


you or any person asserting your rights (i) will act fairly, in good faith and in a commercially reasonable and prudent manner in exercising your rights and
(ii) will not trespass or commit any breach of peace in any taking of possession of the Equipment or any of the Collateral (as defined in the Security Agreement).

Our opinion is expressed with respect only to United States federal law, the General Corporation Law of the State of Delaware and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply; and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. Our opinion is expressed only as to the outcome that would pertain were federal law, the General Corporation Law of the State of Delaware and California law (excluding choice of law principles and excluding the effect of any law other than federal law, the General Corporation Law of the State of Delaware and California law) the sole law applicable to the subject matter hereof.

With regard to our opinion in paragraphs 3 and 4, below, we express no opinion regarding any law or governmental rule or regulation regarding maximum allowable interest rates.

Except as set forth in paragraph 9, we express no opinion relative to the applicability or effect of any law, rule or regulation relating to securities or to the sale or issuance thereof.

We express no opinion with respect to (a) any statute, order, decree, rule or regulation applicable to the Company solely by reason of the nature of the business conducted by the Company or any sublessee of the Equipment or by reason of the particular use that the Company or any such sublessee may make of the Equipment, or (b) the approval of, giving of notice to, registration with or the taking of any action in respect of or by any governmental authority having jurisdiction over the Company solely by reason of the nature of the business conducted by the Company or any sublessee of the Equipment or by reason of the particular use that the Company or any such sublessee may make of the Equipment.

We express no opinion regarding compliance with any law, rule or regulation regarding the titling or registration of motor vehicles, aircraft, or watercraft of any kind.

We assume for purposes of our opinion that the Company has rights to the Collateral. We express no opinion with respect to the existence or nature of such rights, or as to the relative priority of the liens created by the Security Agreement or any other Credit Document, or as to the effect on your security interests of any rights or interests, if any, entitled to seniority thereto.

[COOLEY GODWARD LLP LOGO]

Comdisco, Inc.
May 3, 1995
Page 4


On the basis of the foregoing, and in reliance thereon and subject to the foregoing qualifications, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect the Company.

3. The execution and delivery of, and performance by the Company of the terms of, the Credit Documents, including its obligation to repay the Note, do not violate any provision of the Company's Restated Certificate of Incorporation or Bylaws, and, to the best of our knowledge, do not violate or contravene (i) any governmental statue, rule or regulation applicable to the Company or (ii) any order, writ, judgement, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would have a Material Adverse Effect (as defined in the Security Agreement).

4. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Credit Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be subject to or limited by (a) general equity principles and to limitations on the availability of equitable relief including specific performance; (b) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, including but not limited to those affecting the rights of secured creditor; (c) compliance with the requirements, and the effect of the limitations, of California law relating to the exercise of remedies by a secured creditor (e.g., California Uniform Commercial Code Sections 9501 through 9508 regarding the exercise of rights with respect to the personal property); (d) limitations on a borrower's ability to waive rights or benefits given by statute or otherwise; (e) limitations on the ability of a secured creditor to enforce rights under a security agreement where a requisite to such enforcement is that

[COOLEY GODWARD LLP LOGO]

Comdisco, Inc.
May 3, 1995
Page 5


      the security is or will be impaired, or where such enforcement would in the circumstances result in a penalty or forfeiture; (f) limitations on the right to impose added charges for late payments or defaults, where it is determined that such charges bear no reasonable relation to the damage suffered as a result of such late payments or defaults or where the requirements of California Civil Code Section 2954.5 are not met; (g) the effect of applicable law governing personal property leases generally;
      (h) applicable laws limiting rights to indemnity; (i) the effect of California Civil Code Section 1717 on the recovery of attorneys' fees in contract actions; (j) limitations on the ability of a lessor or secured creditor to enter, take possession of, or deal as owner with respect to the security without judicial authorization; (k) limitations imposed by California law on the appointment of receivers; (l) the effect of California Civil Code Section 3433; and (m) any other limitations which, in the event of a default by the Company in its obligations under the Credit Documents, while not preventing you from exercising your rights under California Uniform Commercial Code Sections 9501 through 9508 with respect to the Collateral, would act as a limitation on your rights, each in accordance with California law.

5. The Lessee has duly authorized and reserved for issuance 271,428 shares of its Series E Preferred Stock issuable upon the exercise of the Warrants (the "Exercise Shares") and the shares of its Common Stock issuable upon conversion of the Exercise Shares. The Exercise Shares shall be validly issued and fully paid and nonassessable when issued and paid for in accordance with the terms of the Warrants, and the shares of Common Stock issuable upon conversion of the Exercise Shares shall, upon conversion of the Exercise Shares according to the terms thereof, be validly issued, fully paid and nonassessable.

6. The Security Agreement creates in your favor a security interest in such of the Collateral (as defined in the Security Agreement) of the Company that is of a type in which a security interest can be created under Division 9 of the Uniform Commercial Code as in effect in the State of California.

7. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Credit Documents or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

8. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States

[COOLEY GODWARD LLP LOGO]

Comdisco, Inc.
May 3, 1995
Page 6


      required for the execution and delivery by the Company of the Credit Documents, have been made or obtained.

9. Subject to the accuracy of your representations in Section 10 of the Warrant, the issuance, sale and delivery of the Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended.

      This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM

By ___________________________
      Alan C. Mendelson

                                    EXHIBIT 1

                                 EXISTING LIENS

                                      None.

                                  EXHIBIT 5(E)

                        ACTIONS, SUITS, PROCEEDINGS, ETC.

 BIOSTAR - Spain                   On June 23, 1994, the Company was advised
                                   that Laboratorios Novag, S.A. ("Novag") opposed the Company's applications to register "BIOSTAR" in Class 1 and Class 10 based on Novag's Class 5 BIOSTAR registration for "pharmaceutical and veterinary products; dietetic products for medicinal use for children and the sick;
                                   disinfectants; preparations for killing
                                   weeds and destroying vermin."

                                   BioStar, Inc.'s Spanish trademark counsel filed a response to the opposition on July 16, 1994. No decision has been rendered by the Spanish trademark office yet.

 BIOSTAR - Canada                  In or about 1994, the Company commenced
                                   negotiations with Biostar, Inc., a company located in Saskatchewan, Canada ("BI
                                   Saskatchewan") and owner of a Canadian
                                   Trademark Registration for the trademark
                                   BIOSTAR covering "operation of a business for the provision of research, development, testing, and manufacturing for others according to customer specifications with respect to pharmaceuticals, drugs and biological products, namely, vaccines, viral proteins for carrying drugs and vaccines to targeted cells or organs, biological response modifiers, immunoprognosticators, and gene expression system" and "biological products for animal use, namely, vaccines, viral proteins for carrying drugs and vaccines to targeted cells or organs, and biological products for human use comprising reagents for medical laboratories and products sold to physicians and hospitals requiring administration by professionals, namely, viral proteins for carrying drugs and vaccines to target cells of organs" The negotiations concerned use by the Company in Canada of its name and mark "BIOSTAR." The negotiations have not to date resulted in acquisition of BI Saskatchewan's rights in the BIOSTAR mark or otherwise resolved the issue of the Company's use of its name and mark in Canada.

 DDx Incorporated                  In recent correspondence to its
                                   shareholders, DDx Incorporated ("DDx")
                                   stated that, in connection with a license agreement between DDx and the Company, which agreement terminated as of January 1, 1994, DDx and its President have allegedly suffered damage. DDx stated that it was seeking legal counsel in connection with this matter, however, neither DDx nor its President have asserted any claim against the Company.

                                  EXHIBIT 5(J)

                               INSURANCE POLICIES

Prudential                        Employee Group Medical, Dental and LTD
                                  Insurance

Fortis Insurance                  Employee Group Life Insurance in amount of 2x
                                  annual salary up to $50,000 per employee

Standard Insurance                Voluntary life insurance

St. Paul Insurance Co.            Workers Compensation and Employers Liability
                                  Insurance Policy

Lockton Silversmith, Inc.
  and St. Paul Insurance Co.      Broad form Business insurance including
                                  property, crime, commercial, general
                                  liability, and automobile

                  AMENDMENT TO SUBORDINATED SECURITY AGREEMENT

      This Amendment to Subordinated Security Agreement ("Amendment") is dated as of March 20, 1996 by and between BioStar, Inc., a Delaware corporation, with its principal place of business located at 6655 Lookout Road, Boulder, Colorado 80301 ("Grantor") and Comdisco, Inc., a Delaware corporation, with its principal place of business located 6111 North River Road, Rosemont, Illinois 60018 ("Secured Party") and it supplements and amends that certain Subordinated Security Agreement dated as of May 3, 1995 between the Grantor and Secured party (the "Security Agreement").

                                    RECITALS

      WHEREAS, the Grantor and the Secured Party have entered into the Security Agreement in connection with a loan by the Secured Party to the Grantor, which loan is evidenced by the Grantor's Subordinated Promissory Note in the original principal amount of $2,500,000, a copy of which is attached as Exhibit A (the "Old Note"); and

      WHEREAS, the Grantor has granted to the Secured Party a security interest in and to the Collateral (as defined in Section 3 of the Security Agreement) securing payment of the Old Note and the other Secured Obligations under the Security Agreement; and

      WHEREAS, Grantor and Secured Party have agreed (i) to convert Five Hundred Thousand and 00/100 ($500,000.00) of the total principal owed by Grantor to Secured Party under the Old Note into a convertible subordinated promissory note in favor of Secured Party in the form attached hereto as Exhibit B and (ii) to restructure payments of the remaining principal balance of the Old Note effective with the payment due April 1, 1996; and

      WHEREAS, the parties desire to amend the Security Agreement to modify the terms and conditions as set forth herein:

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Unless otherwise defined herein, all capitalized terms appearing in the Amendment shall have the definition and meaning ascribed thereto in the Security Agreement.

     2. On March 20, 1996, (a) the Grantor shall issue and deliver to the Secured Party an amended and restated Subordinated Promissory Note in the form of Exhibit C attached hereto ("New Note") in substitution for the Old Note, and
(b) the Secured Party shall deliver the Old Note marked "Canceled" to the Grantor; provided, however, that notwithstanding anything to the contrary contained herein, it is the agreement of Grantor and Secured Party that cancellation of the Old Note to the extent of the reduction in principal outstanding of $500,000.00 is conditioned upon the receipt by Secured Party of
(i) payment on or by April 1, 1996 of the payment by Grantor of $85,450.00 as principal and interest and (ii) Grantor delivering or causing to be delivered:
(A)(1) the New Note; (2) a Note and Warrant Purchase Agreement; (3) a convertible subordinated promissory note in favor of Secured Party in the original principal amount of $500,000; and (4) a Warrant Agreement to purchase shares of Common Stock of Grantor, all in form and substance satisfactory to Secured Party; and (B) any consents required by Silicon Valley Bank as Senior Creditor pursuant to the terms of the Subordination Agreement dated as of May 3, 1995 between Grantor as "Borrower" and Secured Party as "Subordinated Creditor" for the benefit of the Senior Creditor (as defined therein). Each of the foregoing actions shall be deemed to occur simultaneously, and no one such action shall be deemed to have occurred unless all such actions shall have occurred.

     3. Effective March 20, 1996, (a) Exhibit A to the Security Agreement is hereby amended by substituting therefor Exhibit C hereto, and (b) all references in the Security Agreement to the Note shall be deemed to refer to the New Note.

     4. The Grantor represents and warrants that its representations and warranties contained in the Security Agreement are true and correct as of the date of this Amendment as if made on the date hereof.

     5. The Grantor covenants and agrees to take such other actions as the Secured Party may reasonably require in order to effectuate the intention of the parties hereunder and under the Security Agreement, including without limitation the execution of Uniform Commercial Code financing statements in order to maintain the perfection of the Secured Party's security interest in and to the Collateral.

     6. This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto.

     7. Except as amended hereby, the terms and provisions of the Security Agreement as originally executed are hereby reaffirmed and remain in full force and effect, and from and after the date hereof the term "Security Agreement" shall mean the Security Agreement as amended by this Amendment.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer on the date first above written.

GRANTOR:                          BIOSTAR, INC.

                                  By:  /s/ Teresa W. Ayers
                                       -----------------------------------

                                  Printed Name:  Teresa W. Ayers
                                                 -------------------------

                                  Title:  President/COO
                                          --------------------------------


Accepted and Acknowledged by:

COMDISCO, INC.,
As Secured Party

By:  /s/ James P. Labe
    -----------------------------------------

Printed Name:  James P. Labe
              -------------------------------

Title:  President Venture Lease Division
        -------------------------------------

                                   EXHIBIT A

                          SUBORDINATED PROMISSORY NOTE

$2,500,000.00                                                       May 3, 1995
                                                              Chicago, Illinois

      FOR VALUE RECEIVED, BioStar, Inc., a Delaware corporation, with its principal place of business located at 6655 Lookout Road, Boulder, Colorado 80301 ("Borrower"), hereby promises to pay to the order of Comdisco, Inc., a Delaware corporation, with its principal place of business at 6111 North River Road, Rosemont, Illinois 60018 ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "Loan") together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

      This Subordinated Promissory Note is the Note referred to in and is executed and delivered in connection with that certain Security Agreement dated as of even date herewith, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Security Agreement"). All terms defined in the Security Agreement shall have the same definitions when used herein, unless otherwise defined herein.

     8. LOAN REPAYMENT. The outstanding principal amount of the Loan, together with interest thereon, shall be due and payable in thirty-six (36) equal monthly installments of $85,450.00, payable in advance on the first day of each month, commencing June 1, 1995, and on the first day of each successive month thereafter, to and including May 1, 1998 (each, a "Payment Date"). If any payment under this Note shall be payable on a day other than a business day, then such payment shall be due and payable on the next succeeding business day.

     9. INTEREST RATE. Interest on the outstanding principal amount hereof from the date hereof until maturity, whether by acceleration or otherwise, or a default (as hereinafter defined), shall be payable at the rate of fourteen percent (14.00%) per annum or the maximum rate permissible by law (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less (the "Applicable Rate"). In the event that the amount of interest contracted for, charged or received from Borrower or otherwise in connection with the Loan evidenced hereby exceeds the Applicable Rate, then at Lender's option, such amount shall either be applied as a credit against any then unpaid amounts hereof or refunded to Borrower and the effective rate of interest will be automatically reduced to the Applicable Rate. Upon the occurrence of an event of default, this Note shall thereafter bear interest at the rate of nineteen percent (19%) per annum or the maximum rate permissible by law (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. IN ANY EVENT, INTEREST PAYABLE HEREUNDER SHALL BE COMPUTED ON THE BASIS OF A 360-DAY YEAR AND TWELVE 30-DAY MONTHS.


                                     1.

     10. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, P.O. Box 91744, Chicago, Illinois 60693, unless another place of payment shall be specified in writing by Lender.

     11. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to costs of Lender incurred in collection of this Note, if any, then to pay accrued interest, and thereafter to the outstanding principal balance hereof.

     12. PREPAYMENT. Borrower may prepay the entire balance of principal owed under this Note in whole or in part without paying any prepayment penalty and without paying a premium or interest charge on the amount of prepaid principal.

     13. SECURED NOTE. This Note is secured by the Collateral identified and described as security therefor in the Security Agreement executed by and delivered by Borrower. Borrower shall not, directly or indirectly, suffer or permit to be created or to remain, and shall promptly discharge, any lien on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement. In addition, Borrower shall not suffer any other matter whereby an interest of Lender under the Security Agreement in the Collateral or in any lien pursuant to the Security Agreement or any part of the foregoing might be impaired, except as permitted pursuant to such Security Agreement.

     14. SUBORDINATED NOTE. THIS NOTE IS EXPRESSLY SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT BY AND BETWEEN LENDER AND BORROWER DATED AS OF EVEN DATE HEREWITH. IN THE EVENT OF ANY CONTRADICTION OR INCONSISTENCY BETWEEN THIS NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

     15. DEFAULT. Any of the following events shall constitute a default under this Note: (a) Borrower's failure to pay timely any of the principal amount due under this Note or any accrued interest or other amounts due under this Note on the date the same becomes due and payable, by maturity, acceleration or otherwise, or within five (5) calendar days thereafter, or (b) the occurrence of an Event of Default under the Security Agreement or the Master Lease Agreement or any other written agreement between Lender and Borrower. Upon the occurrence of a default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be immediately collectible by Lender pursuant to applicable law.

     16. WAIVER. Borrower waives, to the extent permitted by law, (a) presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law;
(b) the right, if any, to the benefit of, or to direct the application of, any of the Collateral until all indebtedness of the Borrower to Lender, however arising, has been paid; (c) all defenses and rights to discharge under the UCC and all other suretyship defenses or rights to discharge; (d) Borrower shall pay to Lender, when incurred, all costs of collection and enforcement or protection of Lender's security interest in the Collateral including, without limitation, reasonable attorneys' fees, costs and other expenses.


                                     2.

      The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law; and
(e) such other waivers as are set forth in the Security Agreement.

     17. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     18. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on Borrower and any of its permitted assigns, and shall extend to any holder hereof. Lender may assign its rights hereunder without prior notice to Borrower.

     19. AMENDMENT. The terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an authorized agent of Lender which writing expressly states that the writing constitutes an amendment, waiver or modification of this Note.

     20. WAIVER OF JURY TRIAL. Borrower and Lender acknowledge that the right to trial by jury is a constitutional one, but that it may be waived.
Each party, after consulting (or having had the opportunity to consult) with counsel of their choice, knowingly and voluntarily, and for their mutual benefit, waives any right to trial by jury in the event of litigation regarding the performance or enforcement of, or in any way related to, this Note.

BORROWER:                         BIOSTAR, INC.

                                  By:
                                        ----------------------------------
                                  Printed Name:
                                                   -----------------------
                                  Title:
                                             -----------------------------


                                     3.

                                   EXHIBIT B

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$_______________                                                March ___, 1996
                                                              Boulder, Colorado

      FOR VALUE RECEIVED, BioStar, Inc., a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of ____________________, a ____________ ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of $__________ (the "Loan") together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

      This convertible note (the "Note") is non-negotiable and is executed and delivered in connection with that certain Note and Warrant Purchase Agreement dated as of March ___, 1996, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented, the "Purchase Agreement"). This Note is delivered to Borrower in full satisfaction of all amounts due and owing to the Lender under the Purchase Agreement. All terms defined in the Purchase Agreement shall have the same definitions when used herein, unless otherwise defined herein. In the event of any conflict between the terms of this Note and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

     1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be payable as follows: on the earlier of (a) March ___, 1999, or (b) on the closing of a Corporate Event (as defined below), subject to the conversion of the Note into Borrower's capital stock as further described in Section 7 below. A "Corporate Event" shall mean either (i) the Company's initial public offering or (ii) the closing of a consolidation or merger of the Borrower with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Borrower. The Borrower may prepay this Note at any time without penalty upon the prior written consent of Silicon Valley Bank.

     2. INTEREST RATE. Borrower further promises to pay interest on the sum of the unpaid principal balance of the Loan outstanding on each day, from the date of this Note until all such principal amounts shall have been repaid in full, which interest shall be payable at the prime rate as announced by the Bank of America for commercial loans plus two percent 2% or the maximum rate permissible by law (which under the laws of the State of Colorado shall be


                                     1.

deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be payable at maturity and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

     3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable to Lender at the address it specifies to Borrower in writing.

     4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance HEREOF.

     5. DEFAULT. Borrower's failure to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within ten (10) calendar days after written receipt of notice of failure to pay shall constitute a default under this Note. If a default is not cured within thirty (30) days of the receipt of notice of failure to pay, all unpaid principal, accrued interest and other amounts owing thereunder shall, at the option of Lender, be immediately collectible by Lender pursuant to applicable law.

      6.     NOTE.

             (a) AGREEMENT TO SUBORDINATE. The Borrower, for itself, its successors and assigns, covenants and agrees, and the Lender, by acceptance hereof, likewise covenants and agrees that the payment of the principal of and interest on this Note is hereby expressly subordinated to the extent and in the manner hereinafter set forth in right of payment to the prior payment in full of certain other obligations of Borrower owed at any time to commercial banks or other financial institutions (including but not limited to the Borrower's current obligations to Silicon Valley Bank and Comdisco, Inc.) (the "Senior Indebtedness"), and that such subordination is for the benefit of the holders of Senior Indebtedness. All persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, shall be entitled to rely hereon, and such provisions are made for the benefit of the holders of Senior Indebtedness, and they or any of them may proceed to enforce such provisions directly against the Lender.

             (b) SUBORDINATION IN THE EVENT OF DEFAULT ON SENIOR INDEBTEDNESS. No payment shall be made on this Note at such time as any default exists (or would exist after giving effect to such payment) with respect to the Senior Indebtedness. If any such payment is made, Lender (or its assignee) shall remit to the holder of the Senior Indebtedness all such money so received, which shall be applied to amounts due under the Senior Indebtedness.

             (c) DISTRIBUTION ON DISSOLUTION, LIQUIDATION AND REORGANIZATION SUBROGATION OF NOTE. Upon any distribution of assets of Borrower (or Borrower's assignee), upon any dissolution, winding up, liquidation or reorganization of Borrower (or Borrower's assignee), whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Borrower (or Borrower's assignee) or otherwise:


                                     2.

                 1. The holder of all Senior Indebtedness shall first be entitled to receive payment in full thereof before Lender is entitled to receive any payment upon the principal of and premium, if any, or interest on indebtedness evidenced by this Note;

                 2. Any payment or distribution of assets of Borrower (or Borrower's assignee) of any kind or character, whether in cash, property or securities, to which Lender would be entitled except for the provisions of this
Section 6 shall be paid or delivered by Borrower (or Borrower's assignee) or any liquidating trustee, trustee in bankruptcy, receiver, agent or other person making such payment or distribution directly to the holder of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their interests appear, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                 3. In the event that, notwithstanding the foregoing, any payment or distribution of assets of Borrower (or Borrower's assignee) of any kind or character, whether in cash, property or securities, shall be received by Lender before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over or delivered to the holder of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their interests appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holder of such Senior Indebtedness.

      Subject to the prior payment in full of all Senior Indebtedness, Lender shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of Borrower (or Borrower's assignee) applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on this Note shall be paid in full and no such payments or distributions to Lender of cash, property or securities otherwise distributable to the Senior Indebtedness shall, as between Borrower (or Borrower's assignee), its creditors other than the holder of Senior Indebtedness, and Lender, be deemed to be a payment by Borrower (or Borrower's assignee) to or on account of this Note. It is understood that the provisions of this Section 6 are and are intended solely for the purpose of defining the relative rights of the Lender, on the one hand, and the holder of Senior Indebtedness, on the other hand. Nothing contained in this Section 6 or elsewhere in this Note is intended to or shall impair, as between Borrower (or Borrower's assignee), its creditors other than the holder of Senior Indebtedness, and Lender, the obligation of Borrowers (or Borrower's assignee), which is unconditional and absolute, to pay to Lender the principal of, premium, if any, and interest on this Note as and when the same shall become due and payable in accordance with its terms or to affect the relative rights of Lender and creditors of Borrower (of Borrower's assignee) other than the holder of Senior Indebtedness, nor shall anything herein or in this Note prevent Lender from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights, if any, under this Section 6 of the holder of Senior Indebtedness in respect of cash, property or securities of Borrower (or Borrower's assignee) received upon the exercise of any such remedy. Upon any


                                     3.

payment or distribution of assets of Borrower (or Borrower's assignee) referred to in this Section 6, Lender shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in this Section are pending or upon a certificate of the liquidating trustee, trustee in bankruptcy, receiver, agent or other person making any distribution to Lender, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holder of Senior Indebtedness and other indebtedness of Borrower (or Borrower's assignee), the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

             (d) AGREEMENT TO EFFECT SUBORDINATION. Lender by acceptance of this Note agrees to take such action and execute such documents as may be necessary or appropriate to effectuate the subordination as provided in this
Section 6.

      7.     ADDITIONAL TERMS.

             (a) OPTIONAL CONVERSION. This Note may be converted at the option of the Lender (or Lender's assignee), in whole or in part, at any time or upon the closing of a Corporate Event, into fully paid and nonassessable shares of either the next series of Preferred Stock sold by Borrower at a price per share of less than $1.75 (the "Next Round Preferred") or the Borrower's Series E Preferred Stock (the "Series E") (the Next Round Preferred and the Series E are referred to collectively herein as the "Applicable Preferred").

             (b) MANDATORY CONVERSION. The Notes will automatically convert at any time upon the election by a majority in interest of the Lenders into shares of Applicable Preferred.

             (c) CONVERSION PRICE. The number of shares issuable to the holder upon conversion shall be equal to the principal balance and accrued but unpaid interest that is being converted, divided by the lesser of the price per share of the Series E or the price per share at which Borrower sells the Next Round Preferred (the "Conversion Price").

             (d) MECHANICS OF CONVERSION. In the event that Lender shall give written notice to Borrower that it elects to convert the Note pursuant to
Section 7(a) above, Lender shall surrender the Note, duly endorsed at the office of Borrower, and shall give written notice to Borrower at such office of the series of Applicable Preferred (i.e., Series E or Next Round Preferred), into which the holder is electing to convert this Note and the name or names in which he wishes the certificate or certificates for shares of Applicable Preferred to be issued. In the event this Note is automatically converted pursuant to Section 7(b) above, the holder shall give written notice to Borrower of the series of Applicable Preferred (i.e., Series E or Next Round Preferred) into which the holder is electing to convert this Note and such conversion shall be deemed to have been made and the person or persons entitled to receive the shares of Applicable Preferred issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Applicable Preferred on such date.


                                     4.

             (e) ADJUSTMENTS TO CONVERSION PRICE FOR CERTAIN EVENTS. The Conversion Price shall be subject to adjustment from time to time as follows:

                       1. If the number of outstanding shares of the Preferred Stock of Borrower is increased by a stock dividend, stock split-up or by a subdivision of shares, then, following the record date fixed for the determination of holders of Preferred Stock entitled to receive such stock dividend, split-up or subdivision, the Conversion Price shall be appropriately decreased so that the number of shares of Applicable Preferred issuable on conversion of this Note shall be increased in proportion to such increase of outstanding shares of Preferred Stock.

                       2. If the number of shares of Preferred Stock outstanding is decreased by a combination of the outstanding shares of Preferred Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Applicable Preferred issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares of Preferred Stock.

             (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Section 7, Borrower at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Borrower shall, upon the written request at any time of Lender, furnish or cause to be furnished to Lender a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price, at the time in effect, and (iii) the number of shares of Applicable Preferred, the amount, if any, of other property which at the time would be received upon the conversion of this Note.

             (g) NOTICES OF RECORD DATE. In the event of any taking by Borrower of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Preferred Stock or other securities of Borrower, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, Borrower shall mail to Lender at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

             (h) ISSUE TAXES. Borrower shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Applicable Preferred on conversion of this Note pursuant hereto; provided, however, that Borrower shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

             (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock or other securities, solely for the purpose of effecting the conversion of this Note, such number of its shares of Preferred Stock or other securities from time to time issuable upon such conversion;


                                     5.

and if at any time the number of authorized but unissued shares of Preferred Stock or other securities shall not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock or other securities to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

             (j) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of this Note. All shares of Applicable Preferred (including fractions thereof) issuable upon conversion of this Note shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Applicable Preferred, Borrower shall, in lieu of issuing any fractional share, pay Lender who is otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Company).

     8. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

      The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law.

     9. ATTORNEY'S FEES. In the event of default by the Borrower (or its assignee) in the payment of principal or interest due on this Note, Lender shall be entitled to receive and Borrower (or its assignee) agrees to pay all costs of collection incurred by Lender, including, without limitation, reasonable attorneys' fees for consultation and suit.

     10. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     11. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

BORROWER

BIOSTAR, INC.

By:  Teresa W. Ayers
     ----------------------------------------
Title:  President/Chief Operating Officer
        -------------------------------------


                                     6.

                                   EXHIBIT C

                          SUBORDINATED PROMISSORY NOTE

$1,406,679.59                                                   March ___, 1996
                                                              Chicago, Illinois

      This Subordinated Promissory Note amends and restates that Subordinated Promissory Note dated May 3, 1995 between the parties hereto.

      FOR VALUE RECEIVED, BIOSTAR, INC., a Delaware corporation, with its principal place of business located at 6655 Lookout Road, Boulder, Colorado 80301 ("Borrower"), hereby promises to pay to the order of COMDISCO, INC., a Delaware corporation, having its principal place of business at 6111 North River Road, Rosemont, Illinois 60018 ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Four Hundred Six Thousand Six Hundred Seventy-Nine and 59/100 Dollars ($1,406,679.59) (the "Loan"), together with accrued and unpaid interest thereon payable on the dates and in the manner set forth below.

      This Subordinated Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Subordinated Security Agreement dated as of May 3, 1995 and the Amendment to Subordinated Security Agreement dated as of March ___, 1996, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Security Agreement"). All terms defined in the Security Agreement shall have the same definitions when used herein, unless otherwise defined herein.

     1. LOAN REPAYMENT. The outstanding principal amount of the Loan, together with interest thereon, shall be due and payable in advance on the first day of each month in accordance with the payment schedule set forth below. Payments shall consist of one (1) monthly installment of principal and interest in the amount of $85,450.00 on April 1, 1996; followed by eight (8) equal monthly installments of interest only in the amount of $15,673.87 each, commencing May 1, 1996 and on the first day of each successive month thereafter, to and including December 1, 1996; followed by sixteen (16) equal monthly installments of principal and interest in the amount of $62,267.00 each, commencing January 1, 1997 and on the first day of each successive month thereafter, to and including April 1, 1998; followed by one (1) final installment of deferred principal and interest thereon in the amount of $535,236.00 on May 1, 1998.

     2. INTEREST RATE. Interest on the outstanding principal hereof from the date hereof until maturity, whether by acceleration or otherwise, or a default (as hereinafter defined), shall be payable at the rate of fourteen percent (14.00%) per annum or the maximum rate permissible by law (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less (the "Applicable Rate"). In the event that the amount of interest contracted for, charged or received from Borrower or otherwise in connection with the Loan evidenced hereby exceeds the Applicable Rate, then at Lender's option, such amount shall either be applied as a credit against any then unpaid amounts hereof or refunded to Borrower and the effective rate of interest will be automatically reduced to the Applicable Rate. Upon the occurrence of an event of default, this Note shall thereafter bear interest at the rate of nineteen percent (19.00%) per annum or the maximum rate permissible by law (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. In any event, interest payable hereunder shall be computed on the basis of a 360-day year and twelve 30-day months.

     3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, P.O. Box 91744, Chicago, Illinois 60693, unless another place of payment shall be specified in writing by Lender.

     4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to costs of Lender incurred in collection of this Note, if any, then to pay accrued interest, and thereafter to the outstanding principal balance hereof.

     5. PREPAYMENT. Borrower may prepay the entire balance of principal owed under this Note in whole or in part without paying any prepayment penalty and without paying a premium or interest charge on the amount of prepaid principal.

     6. SECURED NOTE. This Note is secured by the Collateral identified and described as security therefor in the Security Agreement executed by and delivered by Borrower. Borrower shall not, directly or indirectly, suffer or permit to be created or to remain, and shall promptly discharge, any lien on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement. In addition, Borrower shall not suffer any other matter whereby an interest of Lender under the Security Agreement in the Collateral or in any lien pursuant to the Security Agreement or any part of the foregoing might be impaired, except as permitted pursuant to such Security Agreement.

     7. SUBORDINATED NOTE. THIS NOTE IS EXPRESSLY SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT BY AND BETWEEN LENDER AND BORROWER DATED MAY 3, 1995. IN THE EVENT OF ANY CONTRADICTION OR INCONSISTENCY BETWEEN THIS NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

     8. DEFAULT. Any of the following events shall constitute a default under this Note: (a) Borrower's failure to pay timely any of the principal amount due under this Note or any accrued interest or other amounts due under this Note on the date the same becomes due and payable, by maturity, acceleration or otherwise, or within five (5) calendar days thereafter, or (b) the occurrence of an Event of Default under the Security Agreement or the Master Lease Agreement or any other written agreement between Lender and Borrower. Upon the occurrence of a default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be immediately collectible by Lender pursuant to applicable law.

     9. WAIVER. Borrower waives, to the extent permitted by law, (a) presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law;
(b) the right, if any, to the benefit of, or to direct the application of, any of the Collateral until all indebtedness of the Borrower to Lender, however arising, has been paid; (c) all defenses and rights to discharge under the UCC and all other suretyship defenses or rights to discharge; (d) Borrower shall pay to Lender, when incurred, all costs of collection and enforcement or protection of Lender's security interest in the Collateral including, without limitation, reasonable attorneys' fees, costs and other expenses.

      The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law; and
(e) such other waivers as are set forth in the Security Agreement.

     10. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     11. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on Borrower and any of its permitted assigns, and shall extend to any holder hereof. Lender may assign its rights hereunder without prior notice to Borrower.

     12. AMENDMENT. The terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an authorized agent of Lender which writing expressly states that the writing constitutes an amendment, waiver or modification of this Note.

     13. WAIVER OF JURY TRIAL. Borrower and Lender acknowledge that the right to trial by jury is a constitutional one, but that it may be waived.
Each party, after consulting (or having had the opportunity to consult) with counsel of their choice, knowingly and voluntarily, and for their mutual benefit, waives any right to trial by jury in the event of litigation regarding the performance or enforcement of, or in any way related to, this Note.

BORROWER:                          BIOSTAR, INC.

                                   By:
                                      ------------------------------------------

                                   Printed Name:
                                                --------------------------------

                                   Title:
                                         ---------------------------------------


                                      3